January 24, 2012

Securities and Exchange Commission

100 F Street, NW

Washington, D.C. 20549

Re:

U.S. Rare Earths, Inc.

We have read the statements included under Item 4.01 of Form 8-K to be filed by U.S. Rare Earths, Inc.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas